EXHIBIT 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement No's 2-32692, 2-44774, 2-53426, 2-64613, 2-83433, 33-6194, 33-42202, 333-03169,
333-107668 and 333-127647 on Form S-8 of Hartmarx Corporation, of our report dated June 26, 2007 appearing in this Annual Report on Form 11-K of the Hartmarx Savings Investment and Stock Ownership Plan for the year ended December 31, 2006.




                                            /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
June 28, 2007